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                                                                    EXHIBIT 99.1



            S1 CORPORATION TERMINATES EDIFY DIVESTITURE NEGOTIATIONS Business Unit to Remain Part of S1's Continuing Operations

Atlanta, Ga. - April 30, 2003 - S1 Corporation (Nasdaq: SONE), a leading global provider of Enterprise solutions for the financial services industry, announced today that divestiture discussions regarding its Edify contact center automation business unit have been terminated as the company was unable to agree on a fair value for the business with prospective buyers.

Based on this decision, the financial results of Edify will no longer be accounted for as discontinued operations. S1's financial statements will reflect the financial results of this unit as part of S1's continuing operations for all current and prior periods, beginning with the financial statements for the quarter ended March 31, 2003. S1's first quarter results will include a goodwill impairment charge of approximately $12 million. In addition, the Company completed certain cost alignment activities at Edify that resulted in restructuring charges of approximately $0.9 million.

Jaime Ellertson, S1's chief executive officer, commented, "Closing a transaction at a valuation we believed to be reasonable in this difficult economic period was not possible. We concluded that it was in the best interest of our shareholders to halt divestiture discussions at this time. With its blue chip customer base, industry leading product and solution set and committed team of employees, we believe that we will generate a more appropriate valuation by running this business as part of our ongoing operations."

The company expects its Edify business unit to generate between $30 and $33 million in revenue for the calendar year 2003, and to be cash flow positive on a quarterly basis by the end of 2003.

S1's first quarter results will be announced on Thursday, May 1, 2003, after the close of market. These results, along with S1's business outlook for the remainder of the year, will be discussed on a conference call and simultaneous Webcast to be held at 5:00 p.m. EDT that same day. The Webcast of this conference call, which will be available live as well as on an archived basis, can be accessed by all interested parties at S1 Corporation's website, www.s1.com.

About S1 Corporation S1 (Nasdaq: SONE) is a leading global provider to approximately 4,000 banks, credit unions, insurance providers, and investment firms of enterprise software solutions that create one view of customers across multiple channels, applications and segments. S1's Enterprise software solutions uniquely combine customer interaction and financial transaction capabilities, resulting in a more compelling experience for the customers and a more profitable relationship for the financial institution. S1 is the only provider with the proven experience, breadth of products, and financial strength to empower financial services companies' enterprise strategies. Additional information about S1 is available at www.s1.com.

Forward-Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act. These statements include statements with respect to our financial condition, results of operations and business. The words "believes," "expects," "may," "will," "should,"


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"projects," "contemplates," "anticipates," "forecasts," "intends" or similar terminology identify forward-looking statements. These statements are based on our beliefs as well as assumptions made using information currently available to us. Because these statements reflect our current views concerning future events, they involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from the results discussed in the forward-looking statements. The risk factors included in our reports filed with the Securities and Exchange Commission (and available on our web site at www.s1.com or the SEC's web site at www.sec.gov) provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Except as provided by law, we undertake no obligation to update any forward-looking statement.


For more information:
Nancy O'Donnell
Vice President Investor Relations
404-923-3500
nancy.odonnell@s1.com